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                                  Exhibit 21.1

                  SHOREWOOD PACKAGING CORPORATION SUBSIDIARIES

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               Name                                            State of Incorporation/Country
               ----                                            ------------------------------
Shorewood Packaging of California, Inc.                        California

Shorewood Packaging Company of Illinois, Inc.                  Illinois

SPC Company of Virginia, Inc.                                  Virginia

Shorewood Packaging Corporation of Alabama                     Alabama

Shorewood Packaging Corp. of Canada, Ltd.                      Ontario, Canada

Shorewood Packaging of Delaware, Inc.                          Delaware

Shor-Wrap, Inc.                                                Delaware

Shorewood Technologies, Inc.                                   Delaware

Shorewood Packaging Corporation of Georgia                     Georgia

Shorewood Carton Corporation Limited                           Ontario, Canada

Shor-Wrap Packages of Canada, Ltd.                             Ontario, Canada

Shorewood Acquisition Corp. of Delaware                        Delaware

Shorewood Packaging Corporation of Virginia                    Delaware

SPC Company of New York, Inc.                                  New York

Shorewood Packaging Corporation of Connecticut                 Connecticut

Shorewood Corporation of Canada Limited                        Ontario, Canada

SPC Corporation Limited                                        Ontario, Canada

Shorewood Packaging Corporation of Oregon                      Oregon

Shorewood Packaging of North Carolina, Inc.                    Delaware

Shorewood Packaging Company (Guangzhou) Ltd.                   China

Shorewood Holographic Patterns, Inc.                           Delaware

Shorewood Asia Ventures Ltd.                                   Bermuda

SPC (Bermuda) Ltd.                                             Bermuda

SPC Asia, Ltd.                                                 Bermuda

Shorewood Packaging China Ventures Ltd.                        Mauritius

Shorewood Packaging Corporation of New Jersey                  New Jersey

Shorewood Packaging Corporation of Kentucky                    Kentucky

Shorewood Packaging Corporation of Indiana                     Indiana

Shorewood Packaging (UK) Company plc                           England and Wales
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